UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 18, 2006
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00702 (Commission File Number)	74-3113410 (I.R.S. Employer Identification No.)
525 University Avenue
Suite 700
Palo Alto, CA 94301
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 289-3060
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     From July 1, 2006 through September 29, 2006, we entered into binding agreements to invest approximately $81.5 million in structured mezzanine debt in nine new portfolio companies and one existing portfolio company and made a $250,000 equity investment in one existing portfolio company.
     During this same period, we funded the following debt investments totalling $67.2 million in nine new portfolio companies and five existing portfolio companies and made two equity investments, one in a new portfolio company and one in an existing portfolio company.

Company		Principal Business	Funded Investment
Affinity Express, Inc.	Senior Debt	Consumer and Business Services	$296,298
Agami Systems, Inc.	Senior Debt	Electronics and Computer Hardware	7,000,000
Atrenta, Inc.	Equity	Software	250,000
Aveo Pharmaceuticals	Senior Debt	Biopharmaceuticals	7,500,000
BabyUniverse, Inc.	Senior Debt	Consumer and Business Products	5,000,000
BARRX Medical, Inc.	Equity	Medical Devices and Equipment	1,500,000
EpiCept Corporation	Senior Debt	Biopharmaceuticals	10,000,000
ForeScout Technologies, Inc.	Senior Debt	Software	1,000,000
Gynesonics, Inc.	Senior Debt	Medical Devices and Equipment	2,000,000
Hedgestreet, Inc.	Senior Debt	Consumer and Business Services	3,000,000
Intelliden, Inc.	Senior Debt	Software	3,000,000
iWatt, Inc.	Senior Debt	Semiconductors	2,000,000
Luminuous Devices, Inc.	Senior Debt	Electronics and Computer Hardware	10,000,000
Novasys Medical, Inc.	Senior Debt	Medical Devices and Equipment	6,000,000
Oatsystems, Inc.	Senior Debt	Software	3,000,000
Portola Pharmaceuticals, Inc.	Senior Debt	Biopharmaceuticals	5,625,000
		Total investments	$67,171,298
     In addition, at September 29, 2006, we had unfunded commitments totaling approximately $95.7 million. These commitments will be subject to the same underwriting and ongoing portfolio maintenance as are the financial instruments that we hold. Since these commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. In addition, we had extended non-binding term sheets to six prospective new portfolio companies representing approximately $58.5 million of structured mezzanine debt investments. These investments are subject to finalization of our due diligence and approval process as well as negotiation of definitive agreements with the prospective portfolio company and, as a result, may not result in completed investments.
     As of September 29, 2006, we had $91.0 million outstanding under our securitization credit facility.
     During September 2006, we sold the assets of Optovia Corporation for approximately $2.6 million. We will record a realized loss on this investment in the third quarter which is estimated to be approximately $2.7 million, which includes approximately $380,000 of legal expenses and incentive fees paid to a third party and members of Optovia’s management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2006	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
	By:	/s/ David M. Lund
David M. Lund
Chief Financial Officer